Exhibit 99.1

Contact:

Investors	Media
Eugenia Shen	Susan Berg
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 506-6570	(415) 506-6594

For Immediate Release:

BioMarin Announces Second Quarter 2008 Financial Results

Second Quarter Profit Driven by Strong Revenue Growth

Improved Total Revenue Guidance

Conference Call and Webcast to Be Held Today at 5:00 p.m. ET (22:00 CET)

Financial Highlights ($ in millions, except per share data)

Item	Q2 2008	Q2 2007 Comparison
Total BioMarin Revenue	$64.2	122% increase
Naglazyme Net Product Revenue	$35.1	67.9% increase
Aldurazyme Net Sales by Genzyme	$38.6	32.6% increase
Aldurazyme BioMarin Net Product Revenue	$13.4	NA
Kuvan Net Product Revenue	$12.0	NA
GAAP Net Income (Loss)	$3.8, $0.04 per share	($3.9), ($0.04) per share
Non-GAAP Net Income (Loss)	$9.7, $0.10 per share	$0.4, $0.00 per share

2008 Guidance

Item	Updated Guidance	Previous Guidance
Total BioMarin Revenue*	$288 to $326	$271 to $316
Total Net Product Revenue	$247 to $285	$230 to $275
Naglazyme Net Product Revenue	$130 to $140	$115 to $125
Aldurazyme Net Product Sales by Genzyme	Unchanged	$135 to $145
Aldurazyme Net Product Revenue to BioMarin	$72 to $80	$70 to $80
Kuvan Net Product Revenue	$45 to $65	$45 to $70
Net Income (GAAP)*	$30 to $42	$28 to $40
Net Income (non-GAAP)*	$54 to $69	$52 to $67

*	Assumes that the $30 million milestone for EU Kuvan approval will be earned in 2008

Novato, Calif., August 5, 2008 – BioMarin Pharmaceutical Inc. (Nasdaq and SWX: BMRN) today announced financial results for the second quarter ended June 30, 2008. Net income was $3.8 million ($0.04 per share) for the second quarter of 2008, compared to a net loss of $3.9 million ($0.04 per share) for the second quarter of 2007. Non-GAAP net income was $9.7 million ($0.10 per share) for the second quarter of 2008, compared to non-GAAP net income of $0.4 million ($0.00 per share) for the second quarter of 2007. Non-GAAP net income/loss excludes non-cash stock compensation expense, which was $5.9 million for the three months ended June 30, 2008, compared to $4.3 million for the three months ended June 30, 2007. Net income for the six months ended June 30, 2008 was $5.5 million ($0.06 per share), compared to a net loss of $13.2 million ($0.14 per share) for the six months ended June 30, 2007. Non-GAAP net income was $15.9 million ($0.16 per share) for the six months ended June 30, 2008, compared to non-GAAP net loss of $5.4 million ($0.06 per share) for the six months ended June 30, 2007. Non-cash stock compensation expense for the six months ended June 30, 2008 and June 30, 2007 was $10.4 million and $7.8 million, respectively.

As of June 30, 2008, BioMarin had cash, cash equivalents, and short-term investments totaling $575.7 million.

“Higher than expected sales of Naglazyme and Aldurazyme and the steady uptake of Kuvan drove improved financials, making this our third consecutive profitable quarter,” said Jean-Jacques Bienaimé, Chief Executive Officer of BioMarin. “The Kuvan launch is progressing according to plan, and we continue to be optimistic about the long-term potential of the drug, as well as the continued geographic expansion of Naglazyme, and the timely development of the PEG-PAL, BMN 110 for MPS IVA and other promising pipeline programs. In the second quarter, we licensed from Summit the preclinical candidate SMT C1100 for Duchenne muscular dystrophy, adding to our growing pipeline.”

Net Product Revenue

Net product revenue from Naglazyme (galsulfase), an enzyme replacement therapy for mucopolysaccharidosis VI (MPS VI), was $35.1 million for the second quarter of 2008, an increase of 67.9 percent compared to net product revenue of $20.9 million for the second quarter of 2007. Net product revenue from Naglazyme for the six months ended June 30, 2008 was $62.8 million, an increase of 59.8 percent from net product revenue of $39.3 million for the six months ended June 30, 2007. BioMarin is commercializing Naglazyme in the United States, Europe, Latin America, and Turkey and through distributors in other international markets.

Net sales of Aldurazyme (laronidase), an enzyme replacement therapy for mucopolysaccharidosis I (MPS I) recorded by Genzyme, was $38.6 million for the second quarter of 2008, an increase of 32.6 percent compared to net sales of $29.1 million for the second quarter of 2007. Net sales of Aldurazyme recorded by Genzyme for the six months ended June 30, 2008 was $75.5 million, compared to net sales of $55.9 million for the six months ended June 30, 2007.

Net product revenue to BioMarin related to Aldurazyme for the second quarter of 2008 was $13.4 million. This reflects a reduction in net product revenue from the amount payable to BioMarin by Genzyme due to the timing of inventory transfers to Genzyme, which were less than units shipped to third party customers by Genzyme during the second quarter of 2008. Beginning January 1, 2008, as a result of the restructuring of the joint venture with Genzyme, BioMarin receives a royalty of 39.5% to 50% of worldwide net sales. In addition, BioMarin recognizes product transfer revenue when product is shipped to Genzyme. This amount will eventually be deducted from royalties earned when the product is sold by Genzyme.

Net product revenue from Kuvan (sapropterin dihydrochloride) Tablets, a product for the treatment of phenylketonuria (PKU), for the second quarter of 2008 was $12.0 million, more than doubling reported sales in the first quarter of 2008. Of the 49 U.S. patients in the extension study, approximately 73% (36 patients) have continued on therapy and transitioned to commercial therapy. Of the 36 patients who transitioned onto commercial therapy, 36 (100%) are still on Kuvan as of June 30, 2008. The majority of these patients have been on Kuvan for over two years. Also, as of June 30, 2008, of all the commercial patients on Kuvan for 90 days or more, 88% remain on therapy and are current with refills.

Collaborative Agreement Revenues

Collaborative agreement revenues for the second quarter of 2008 were $2.5 million, compared to $3.5 million for the second quarter of 2007. Collaborative agreement revenues for the six months ended June 30, 2008 were $5.0 million, compared to $7.7 million for the six months ended June 30, 2007. Collaborative agreement revenues decreased in 2008 compared to 2007 due to less reimbursable Kuvan development expenses during the second quarter and first six months of 2008.

2008 Financial Guidance

BioMarin estimates 2008 net sales of Naglazyme will be in the range of $130 million to $140 million, revised from a range of $115 million to $125 million.

Net sales of Aldurazyme by Genzyme are estimated to be in the range of $135 million to $145 million. BioMarin’s net product revenue related to Aldurazyme is estimated to be between $72 million and $80 million, revised from a range of $70 million to $80 million, which includes both the royalty earned on net sales by Genzyme and incremental product revenue related to the transfer of Aldurazyme inventory to Genzyme to meet future product demand.

BioMarin estimates 2008 Kuvan net sales to be in the range of $45 million to $65 million, revised from a range of $45 million to $70 million.

BioMarin estimates its Generally Accepted Accounting Principles (GAAP) net income for the fiscal year ending December 31, 2008 will be in the range of $30 million to $42 million, revised from a range of $28 million to $40 million, which includes the impact of the recently announced licensing deal with Summit and assumes that the $30 million milestone for EU Kuvan approval will be earned in 2008. The net income estimate includes approximately $24 million to $27 million in non-cash stock compensation expense. Non-GAAP net income, excluding the impact of non-cash stock compensation, is estimated to be in the range of $54 million to $69 million, revised from a range of $52 million to $67 million.

Non-GAAP Financial Information and Reconciliation

The above 2007 and 2008 second quarter and first half results and 2008 financial guidance include actual and Management’s 2008 estimated net income, respectively, determined in accordance with GAAP and non-GAAP net income. As used in this release, non-GAAP income is net income calculated in accordance with GAAP, but excluding non-cash stock compensation expense, a non-GAAP financial measure. Stock compensation expense excluded in the calculation of non-GAAP net income was $5.9 million for the second quarter of 2008, $4.3 million for the second quarter of 2007, $10.4 million for the six months ended June 30, 2008, $7.8 million for the six months ended June 30, 2007 and $24.0 million to $27.0 million for Management’s estimate of 2008 net income. The reconciliation of this measure to the estimated GAAP net income is as follows (in millions):

	Q2 2008	Q2 2007	1H 2008	1H 2007	2008 Management Guidance
GAAP net income (loss)	$3.8	($3.9)	$5.5	($13.2)	$30.0 -$42.0
Non-cash stock compensation expense	5.9	4.3	10.4	7.8	24.0 - 27.0

Non-GAAP net income (loss)	$9.7	$0.4	$15.9	($5.4)	$54.0 -$69.0

Management believes that this non-GAAP information is useful to investors, taken in conjunction with BioMarin’s GAAP information because Management uses such information internally for its operating, budgeting and financial planning purposes, and to enhance investors’ overall understanding of the company’s prospects for the future.

Anticipated Upcoming Milestones

•	4Q08: Results from Phase 2 sickle cell disease trial

•	4Q08: Results from BH4+Vitamin C study

•	4Q08: Kuvan approval by EMEA

•	4Q08/1Q09: Results from PEG-PAL Phase 1 trial

•	1Q09: Results from Phase 2 PAD trial

•	1Q09: Results from Phase 2 PAH trial

•	1Q09: Results from proteinuria in chronic kidney disease trial

•	1Q09: Initiation of PEG-PAL Phase 2 trial

•	1Q09: Initiation of Phase 1 trial for ERT for MPS IVA

•	1H09: Initiation of Phase 1 trial for Duchenne muscular dystrophy

Upcoming Investor Conferences and Events

•	September 9: Morgan Stanley Healthcare Conference – New York City

•	September 16-18: Merrill Lynch Global Healthcare Conference – London

•	September 22-25: UBS Global Life Sciences Conference – New York City

•	September 23-24: Biotech in Europe Investor Forum

BioMarin will host a conference call and webcast to discuss second quarter 2008 financial results today, Tuesday, August 5, at 5:00 p.m. ET (22:00 CET). This event can be accessed on the investor section of the BioMarin website at www.BMRN.com.

Date: August 5, 2008

Time: 5:00 p.m. ET (22:00 CET)

U.S. / Canada Dial-in Number: 866.700.0161

International Dial-in Number: 617.213.8832

Participant Code: 99466709

Replay Dial-in Number: 888.286.8010

Replay International Dial-in Number: 617.801.6888

Replay Code: 94527503

About BioMarin

BioMarin develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions. The company’s product portfolio comprises three approved products and multiple clinical and pre-clinical product candidates. Approved products include Naglazyme® (galsulfase) for mucopolysaccharidosis VI (MPS VI), a product wholly developed and commercialized by BioMarin; Aldurazyme® (laronidase) for mucopolysaccharidosis I (MPS I), a product which BioMarin developed through a 50/50 joint venture with Genzyme Corporation; and Kuvan® (sapropterin dihydrochloride) Tablets, a product for the treatment of phenylketonuria (PKU), developed in partnership with Merck Serono, a division of Merck KGaA of Darmstadt, Germany. Other product candidates include 6R-BH4 for cardiovascular indications, which is currently in Phase 2 clinical development for the treatment of peripheral arterial disease and sickle cell disease, and PEG-PAL (PEGylated recombinant phenylalanine ammonia lyase), which is currently in Phase 1 clinical development for the treatment of PKU. For additional information, please visit www.BMRN.com. Information on BioMarin’s website is not incorporated by reference into this press release.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the expectations of revenue and sales related to Naglazyme, Kuvan, and Aldurazyme; the financial performance of the BioMarin as a whole; the timing of BioMarin’s clinical trials of 6R-BH4 for other indications, PEG-PAL and other product candidates; the continued clinical development and commercialization of Aldurazyme, Naglazyme, Kuvan, and its product candidates; and actions by regulatory authorities. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: our success in the continued commercialization of Naglazyme and Kuvan; Genzyme Corporation’s success in continuing the commercialization of Aldurazyme; results and timing of current and planned preclinical studies and clinical trials; our ability to successfully manufacture our products and product candidates; the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products and product candidates; the market for each of these products and particularly Aldurazyme, Naglazyme and Kuvan; actual sales of Aldurazyme, Naglazyme and Kuvan; Merck Serono’s activities related to Kuvan; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s 2007 Annual Report on Form 10-K, and the factors contained in BioMarin’s reports on Form 10-Q. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin® , Naglazyme® and Kuvan® are a registered trademarks of BioMarin Pharmaceutical Inc.

Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC.

BIOMARIN PHARMACEUTICAL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share data)

	December 31, 2007 (1)	June 30, 2008
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$228,343	$252,209
Short-term investments	357,251	323,448
Accounts receivable, net	16,976	52,156
Advances to BioMarin/Genzyme LLC	2,087	248
Inventory	32,445	61,802
Other current assets	7,195	11,951

Total current assets	644,297	701,814
Investment in BioMarin/Genzyme LLC	44,881	315
Property, plant and equipment, net	76,818	105,199
Intangible assets, net	9,596	7,244
Goodwill	21,262	21,262
Restricted cash	2,889	5,008
Other assets	15,536	13,713

Total assets	$815,279	$854,555

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$49,907	$54,267
Current portion of acquisition obligation, net of discount	6,309	5,816
Deferred revenue	5,327	3,236
Other current liabilities	—	104

Total current liabilities	61,543	63,423
Convertible debt	497,375	497,245
Long-term portion of acquisition obligation, net of discount	66,553	65,752
Other long-term liabilities	2,082	2,108

Total liabilities	627,553	628,528

Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized at December 31, 2007 and June 30, 2008; 97,114,159 and 99,208,948 shares issued and outstanding at December 31, 2007 and June 30, 2008, respectively	97	99
Additional paid-in capital	794,917	828,434
Accumulated other comprehensive income (loss)	139	(575)
Accumulated deficit	(607,427)	(601,931)

Total stockholders’ equity	187,726	226,027

Total liabilities and stockholders’ equity	$815,279	$854,555

(1)	December 31, 2007 balances were derived from the audited consolidated financials.

BIOMARIN PHARMACEUTICAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three and Six Months Ended June 30, 2007 and 2008

(In thousands, except for per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008
Revenues:
Net product revenues	$20,941	$60,458	$39,276	$118,083
Collaborative agreement revenues	3,505	2,509	7,652	4,975
Royalty and license revenues	4,438	1,207	4,795	1,513

Total revenues	28,884	64,174	51,723	124,571

Operating expenses:
Cost of sales (1)	4,557	9,593	8,674	26,781
Research and development (1)	19,186	23,755	37,345	41,383
Selling, general and administrative (1)	17,295	25,203	33,555	48,872
Amortization of acquired intangible assets	1,093	1,093	2,185	2,185

Total operating expenses	42,131	59,644	81,759	119,221

Income (loss) from operations	(13,247)	4,530	(30,036)	5,350
Equity in the income (loss) of BioMarin/Genzyme LLC	6,550	(587)	12,713	(1,120)
Interest income	6,907	4,101	10,601	9,750
Interest expense	(3,720)	(4,081)	(6,055)	(8,193)

Income (loss) before income taxes	(3,510)	3,963	(12,777)	5,787
Provision for income taxes	354	153	380	291

Net income (loss)	$(3,864)	$3,810	$(13,157)	$5,496

Net income (loss) per share, basic	(0.04)	$0.04	$(0.14)	$0.06

Net income (loss) per share, diluted	$(0.04)	$0.04	$(0.14)	$0.05

Weighted average common shares outstanding, basic	95,796	98,923	95,180	98,285

Weighted average common shares outstanding, diluted	95,796	104,120	95,180	103,948

(1) The following is the stock-based compensation expense included in the respective captions of the condensed consolidated statements of operations above:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008
Stock-based compensation expense:
Cost of goods sold	$117	$393	$281	$590
Research and development	1,554	2,059	2,903	3,616
Selling, general and administrative	2,583	3,496	4,634	6,206

Total stock-based compensation expense, net of tax	$4,254	$5,948	$7,818	$10,412

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